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                                                                      EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)


                                                                    Three months Ended             Six Months Ended
                                                                       January 31,                    January 31,
                                                                  ---------------------        ------------------------
                                                                     1997        1996             1997          1996
                                                                  ---------   ---------        ---------       --------
Primary:
   Net earnings applicable to common stock                         $51,515      $46,234          $50,377       $46,325
                                                                   =======      =======          =======       =======
   Shares
        Weighted average number of common shares
          outstanding                                               35,032       34,996           35,124        34,991
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                              701          683              759           636
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                             873          657              898           693
                                                                   -------      -------          -------       -------
        Weighted average number of common shares
          outstanding as adjusted                                   36,606       36,336           36,781        36,320
                                                                   =======      =======          =======       =======

Net earnings per common share                                      $  1.41      $  1.27          $  1.37       $  1.28
                                                                   =======      =======          =======       =======

Fully Diluted:
   Net earnings applicable to common stock                         $51,515      $46,234          $50,377       $46,325
                                                                   =======      =======          =======       =======

   Shares
        Weighted average number of common shares
          outstanding                                               35,032       34,996           35,124        34,991
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                              699          661              757           621
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                             873          657              898           696
                                                                   -------      -------          -------       -------
        Weighted average number of common shares
          outstanding as adjusted                                   36,604       36,314           36,779        36,308
                                                                   =======      =======          =======       =======

Net earnings per common share                                      $  1.41      $  1.27          $  1.37       $  1.28
                                                                   =======      =======          =======       =======
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